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                                                                      EXHIBIT 11
                                                                      ----------

                      THE LIMITED, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS

                     (Thousands except per share amounts)

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                                                                                  Quarter Ended
                                                                     --------------------------------------
                                                                       February 3,             January 29,
                                                                          2001                    2000
                                                                     --------------          --------------
Net income                                                                $238,151                $316,464
Less: impact of IBI dilutive options and restricted
         stock on consolidated income*                                      (1,958)                 (3,162)
                                                                     --------------          --------------

Adjusted net income                                                       $236,193                $313,302
                                                                     ==============          ==============
Common shares outstanding:
      Weighted average basic shares                                        425,739                 429,708
      Dilutive effect of stock options and restricted stock                 13,548                  15,234
                                                                     --------------          --------------
      Weighted average used to calculate
             net income per diluted share                                  439,287                 444,942
                                                                     ==============          ==============

Net income per diluted share                                                 $0.54                   $0.70
                                                                     ==============          ==============

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                                                                                   Year Ended
                                                                     --------------------------------------
                                                                       February 3,             January 30,
                                                                          2001                    1999
                                                                     --------------          --------------
Net income                                                                $427,905                $460,759
Less: impact of IBI dilutive options and restricted
        stock on consolidated income*                                       (4,371)                 (5,636)
                                                                     --------------          --------------

Adjusted net income                                                       $423,534                $455,123
                                                                     ==============          ==============
Common shares outstanding:
      Weighted average basic shares                                        427,604                 439,164
      Dilutive effect of stock options and restricted stock                 15,444                  16,400
                                                                     --------------          --------------
      Weighted average used to calculate
             net income per diluted share                                  443,048                 455,564
                                                                     ==============          ==============

Net income per diluted share                                                 $0.96                   $1.00
                                                                     ==============          ==============
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*Represents the impact of dilutive options and restricted stock at Intimate
Brands as a reduction to income.